Exhibit 23.6

CONSENT OF REX BYRAN

The undersigned, Rex Bryan, hereby states as follows:

I, Rex Bryan, assisted with the preparation of the “NI 43-101 Technical Report, Resource Update, Mt. Todd Gold Project, Northern Territory, Australia” effective date September 6, 2011, issue date October 19, 2011, (the “Technical Report”) for Vista Gold Corp. (the “Company”) portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

I, Rex Bryan, hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975, 333-136980, 333-158633, and 333-172820) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to the Mt. Todd Gold Project included with such information, as set forth above in the Form 10-K.

By:	/s/ Rex Bryan, PhD
Name:	Rex Bryan, PhD
Title:	Senior Geostatistician
Tetra Tech

Date: March 12, 2012